Exhibit 2.2

LIMITED LIABILITY COMPANY AGREEMENT
OF LANDA APP 2 LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Landa App 2 LLC, a Delaware limited liability company (the “Company”) is entered into as of June 15, 2021, by and between Landa Holdings, Inc., a Delaware corporation, as manager (the “Manager”), Landa Holdings, Inc., a Delaware corporation, as the sole member (the “Initial Member”) and the members of each of the registered series of the Company (each a “Series,” and collectively, the “Series”) whose names are set forth on each Schedule A attached to each Separate Series Operating Agreement (the “Series Members”).

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. The following terms used in this Agreement will have the following meanings:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended.

“Adverse Consequences” means all actions, suits, Proceedings, hearings, investigations, charges, complaints, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.

“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with, the Person in question. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Assignee” means a Person who has acquired the Member’s Interest in the Company, through a Transfer in accordance with the terms of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking or savings institutions in New York, New York are authorized or obligated by law or executive order to be closed.

“Capital Contributions” means, with respect to the Member and each Series Member, the aggregate amount of money contributed to the Company by the Member (or its predecessors in interest) or to a Series by the Series Members (or its predecessors in interest).

“Certificate of Formation” means the Certificate of Formation of the Company filed with the office of the Secretary of State of the State of Delaware on June 15, 2021, as amended.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific section or sections of the Code will be deemed to include a reference to any corresponding provision of future laws.

“Entity” means any partnership (general or limited), limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization or other legal entity.

“GAAP” means, as of any date of determination, United States generally accepted accounting principles in effect as of the date.

“Manager” shall have the meaning set forth in the Preamble of this Agreement.

“Member” means the Initial Member or any successor member of the Company admitted pursuant to Section 4.1 of this Agreement.

“Member’s Interest” means the Member’s limited liability company membership interest in the Company.

“Person” whether capitalized or not, means any individual, sole proprietorship, joint venture, partnership, corporation, company, firm, bank, association, cooperative, trust, estate, government, governmental agency, regulatory authority, or other Entity of any nature.

“Proceeding” shall have the meaning set forth in Section 5.4 of this Agreement.

“Separate Series Operating Agreement” shall have the meaning set forth in Section 3.1(a) of this Agreement.

“Series” shall have the meaning set forth in the Preamble of this Agreement.

“Series Member” shall have the meaning set forth in the Preamble of this Agreement.

ARTICLE II

FORMATION OF COMPANY

SECTION 2.1. Authorized Person. Yishai Cohen is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation with the Secretary of State of the State of Delaware (the filing being hereby approved and ratified in all respects). Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased.

SECTION 2.2. Name. The name of the Company is Landa App 2 LLC. The business of each Series will be conducted under the name of the Series and not under the name of the Company generally.

SECTION 2.3. Principal Place of Business. The principal place of business of the Company will be the principal place of business of the Manager. As of the date hereof, the principal place of business of the Manager is 6 W. 18th Street, New York, NY 10011.

SECTION 2.4. Registered Office and Registered Agent. The registered office of the Company in the State of Delaware is 1013 Centre Road, Suite 403-B, City of Wilmington, County of New Castle, 19805. The name of the registered agent in the State of Delaware at such address is Vcorp Services, LLC. The registered office and agent may be changed from time to time by the Manager.

SECTION 2.5. Purposes and Powers. Except as may otherwise be expressly provided in a Separate Series Operating Agreement, the Company and each Series will have authority to engage in any lawful business, purpose or activity permitted by the Act, and each will possess and may exercise all of the powers and privileges granted by the Act, together with any powers incidental thereto, including such powers or privileges as are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Series.

SECTION 2.6. Term. The Company will have a perpetual existence unless the Company is dissolved in accordance with Article 8 of this Agreement.

SECTION 2.7. Qualification in Other Jurisdictions. The Company may register to do business in any other jurisdiction upon the approval of the Manager.

ARTICLE III

SERIES

SECTION 3.1. Series Generally.

(a)	Series Designation. The Company, with the Manager’s approval, may establish and register separate Series, as contemplated by Section 18-218 of the Act. Each Series will be governed by separate operating agreements (a “Separate Series Operating Agreement”). For all purposes of the Act, this Agreement together with each Separate Series Operating Agreement constitutes the “limited liability company agreement” of the Company within the meaning of the Act. Notwithstanding any other provision of this Agreement, the establishment of a new Series and the execution of a Separate Series Operating Agreement will not be deemed an amendment of this Agreement for purposes of Section 9.5.

(b)	Series Separateness.

(i)	The assets of each Series will inure only to the benefit of that Series and its Series Members and not to the benefit of the Company or any other Series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing from time to time with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of any other Series or of the Company generally, and none of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing with respect to the Company generally, or any other Series, shall be enforceable against the assets of such Series. The Company shall file a certificate of registered series with the Secretary of State for the State of Delaware for each individual Series, complying with the Act to limit the liability of each Series as provided above.

(ii)	A Series Member may be a member of more than one Series. Each Series Member shall have the rights, duties and powers as herein provided, and as provided by the Separate Series Operating Agreement, only with respect to each Series of which it is a member and not to any other Series. No Series Member shall have the right to vote on any matter pertaining to a particular Series, or any matter pertaining to the Company generally.

(iii)	The records maintained for each Series will account for the assets associated with such Series separately from the other assets of the Company, or any other Series, and assets associated with a Series may be held, directly or indirectly, including in the name of the Series, in the name of the Company, the Manager (subject to Article IV) through a nominee or otherwise. Records maintained for a Series that reasonably identify its assets, including by specific listing, category, type, quantity, computational or allocational formula or procedure (including a percentage or share of any asset or assets) or by any other method where the identity of the assets is objectively determinable, will be deemed to account for the assets associated with the Series separately from the other assets of the Company or any other Series. No assets of one Series may be commingled with the assets of any other Series or the assets, if any, of the Company, generally. The Certificate of Formation, as filed, contains a notice of the limitation of liabilities of the Series in conformity with Section 18-218 of the Act.

(iv)	Schedule A attached to the Separate Series Operating Agreement of each Series will be updated from time to time as is necessary to accurately reflect the information contained therein, including a list of the Series’ Series Members and the interests held by each Series Member. A revision to the Schedule A attached to the Separate Series Operating Agreement of a Series will not be deemed an amendment to this Agreement.

SECTION 3.2. Title to Assets. Assets associated with a Series may be held directly or indirectly, including in the name of the Series, in the name of the Company, in the name of the Manager, through a nominee or otherwise, as the Manager may determine in its sole discretion; provided, however, that title to any real property of a Series shall be held by such Series, unless determined otherwise by the Manager, acting in its sole discretion. The Manager hereby represents and warrants that any assets of a Series for which legal title is held in the name of the Manager will be held in trust by the Manager for the exclusive use and benefit of the Series in accordance with the terms and provisions of this Agreement and the Separate Series Operating Agreement of the Series. All assets of a Series will be accounted for as the property of the Series in the books and records of the Company and the Series, irrespective of the name in which legal title to the assets of the Series is held.

ARTICLE IV

MEMBERS

SECTION 4.1. Membership.

(a)	Admission of Members. The Initial Member has been admitted as the Member and its name and address are set forth on Schedule A attached hereto. No Person shall be admitted as the Member until such Person has executed this Operating Agreement and is listed by the Manager as the Member on Schedule A, notwithstanding the provisions of Section 7.04(a)(3) of the Act. The Manager may, but need not be, the Member.

(b)	Single Member. The Member’s Interest shall be indivisible and at no time shall there be more than one Member.

(c)	Dispositions of Interests.

(i)	General Restriction. The Member may not make an assignment, transfer or other disposition (voluntarily, involuntarily or by operation of law) (a “Transfer”) of the Member’s Interest, or pledge, mortgage, hypothecate, grant a security interest in, or otherwise encumber (an “Encumbrance”) the Member’s Interest, without the prior consent of the Manager, which the Manager may grant or withhold in its sole and absolute discretion. Any attempted Transfer of the Member’s Interest, other than in strict accordance with this Section, shall be void, and any attempted Transfer of a portion of the Member’s Interest shall in all events be void. A Person to whom the Member’s Interest is Transferred may be admitted to the Company as the Member only as provided for by Section 4.1(a) and this Section 4.1(c). In connection with a Transfer of the Member’s Interest and the admission of an Assignee as the Member, the Member making such Transfer and the Assignee shall provide the Manager, upon request, a copy of the Transfer instrument, the ratification by the Assignee of this Agreement and a legal opinion that the Transfer complies with all applicable federal and state securities laws.

(ii)	Permitted Transfers. Except as expressly provided in this Agreement, the Member may not Transfer the Member’s Interest unless the Manager approves the transferee’s admission to the Company as the sole Member upon such Transfer.

(d)	Series Members. The names and addresses of the Series Members associated with a Series will be set forth on Schedule A attached to the Separate Series Operating Agreement. A Person will be deemed admitted as a Series Member only in the manner provided in the Separate Series Operating Agreement.

SECTION 4.2. Rights and Obligations to Third Parties. Except as expressly set forth in this Agreement, no Member, in its capacity as a Member (and no Series Member in such capacity), will have any right, power or authority to transact any business in the name of the Company or any Series, participate in the management of the Company or any Series or to act for or on behalf of or to bind the Company or any Series. Except as required by the Act, no Member or Series Member, solely by reason of such status, shall be liable for the debts, liabilities, obligations or expenses of the Company.

SECTION 4.3. Compensation. Except as otherwise specifically provided herein, no compensatory payment shall be made by the Company or a Series to the Member or a Series Member for any services provided to the Company or a Series.

SECTION 4.4. Waiver of Fiduciary Duties. To the maximum extent permitted by law, the Member and each Series Member absolutely and irrevocably waives any and all claims, actions, causes of action, loss, damage and expense including any and all attorneys’ fees and other costs of enforcement arising out of or in connection with any breach or alleged breach of any fiduciary duty by the Member or Manager or any of its Affiliates in the nature of actions taken or omitted by any such other Persons, which actions or omissions would otherwise constitute the breach of any fiduciary duty owed to the Member or the Series Members. It is the express intent of the Members and Series Members that the Member and Manager and each and all of their Affiliates shall be and hereby are relieved of any and all fiduciary duties owed to the Member or Series Members, which might otherwise arise out of or in connection with this Agreement.

SECTION 4.5. Bank Accounts. All funds of the Company shall be deposited in one or more accounts with one or more recognized financial institutions in the name of the Company, at such locations as shall be determined by the Manager. Withdrawal from such accounts shall require the signature of such Person or Persons as the Manager may designate. The bank account in the Company’s name will remain separate from each Series’ bank account, and each Series will have its own bank account in accordance with the Separate Series Operating Agreements.

SECTION 4.6. Outside Businesses. Unless otherwise agreed to in writing with the Company, the Manager, the Member and any Affiliate of the Member or the Manager may engage in or possess an interest in other profit-seeking or business ventures of any kind, nature or description, independently or with others, whether or not the ventures are competitive with the Company or any Series and the doctrine of corporate opportunity, or any analogous doctrine, will not apply to the Person. No Member, Manager or Affiliate of the Member or the Manager who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company or any Series will have any duty to communicate or offer the opportunity to the Company or any Series, and the Person will not be liable to the Company, the Member, any Series or any Series Members for breach of any fiduciary or other duty by reason of the fact that the Person pursues or acquires for, or directs the opportunity to another Person or does not communicate the opportunity or information to the Company or any Series. Neither the Company nor the Member, the Manager, any Series Member, or any Affiliate of the foregoing will have any rights or obligations by virtue of this Agreement or Separate Series Operating Agreement or the relationship created hereby or thereby in or to the independent ventures or the income or profits or losses derived therefrom, and the pursuit of the ventures, even if competitive with the activities of the Company or any Series, will not be deemed wrongful or improper.

SECTION 4.7. Resolution of Conflicts of Interest.

(a)	Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between the Manager or any of its Affiliates, on the one hand, and the Company, any Series, the Member or a Series Member, on the other hand, or (ii) whenever this Agreement or any other agreement contemplated herein provides that the Manager shall act in a manner that is, or provides terms that are, fair and reasonable to the Company, the Member, the Series or any Series Member, the Manager shall resolve the conflict of interest, take the action or provide the terms, considering in each case the relative interest of each party (including its own interest) to the conflict, agreement, transaction or situation and the benefits and burdens relating to the interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Manager, the resolution, action or terms so made, taken or provided by the Manager will not constitute a breach of this Agreement, any Separate Series Operating Agreement or any other agreement between the parties hereto or of any duty or obligation of the Manager at law or in equity or otherwise.

(b)	To the fullest extent permitted by law and notwithstanding any other provision of this Agreement, any Separate Series Operating Agreement or any agreement contemplated herein or therein or applicable provisions of law or equity or otherwise, whenever in this Agreement a Person is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Person will be entitled to consider only those interests and factors as it desires, including its own interests, and will have no duty or obligation to give any consideration to any interest of or factors affecting the Company, any Series or any other Person, or (ii) in its “good faith” or under another express standard, the Person shall act under the express standard and will not be subject to any other or different standard.

SECTION 4.8. Company Information. In addition to the other rights specifically set forth in this Agreement, the Member is entitled to the non-public information regarding the affairs of the Company as is just and reasonable pursuant to Section 18-305 of the Act.

ARTICLE V

MANAGEMENT

SECTION 5.1. Appointment of Manager. Landa Holdings, Inc. is hereby appointed as the Manager of the Company. The mailing address of the Manager is set forth below its name on the signature page hereto and may be updated from time to time by written notice to the Member. The business and affairs of the Company and implementation of the Company’s policies and executive control of the Company’s major decisions shall be managed by the Manager.

SECTION 5.2. Resignation; Removal.

(a)	Resignation. The Manager may resign at any time by giving written notice to the Member and the Member shall appoint a new Manager, in which case the new Manager must agree in writing to be bound by this Agreement. The resignation of the Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the written notice. Unless otherwise specified in the written notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Manager who is also the Member shall not affect the Manager’s rights and obligations as the Member and shall not constitute a withdrawal of the Member.

(b)	Removal. The Manager may be removed at any time, with or without cause, by the Member, in its sole discretion. Any removal shall be without prejudice to the rights and obligations, if any, of such removed Manager as a Member and shall not constitute a withdrawal of the Member.

SECTION 5.3. Management of Company and Series.

(a)	Authority. The Manager shall have complete and exclusive authority to manage the affairs of the Company and to make all decisions with regard thereto, including the day- to-day affairs of the Company. The Manager shall discharge its duties in a good and proper manner as provided for in this Agreement, and the Act. The Manager, on behalf of the Company or any Series, as applicable, shall enforce agreements entered into by the Company or the applicable Series, and conduct or cause to be conducted the ordinary business and affairs of the Company or Series, in each case in its sole discretion and in accordance with good industry practice and the provisions of this Agreement. The Manager shall not be required to devote a particular amount of time to the Company’s or Series’ business, but shall devote sufficient time to perform its duties hereunder. The Company, and any Series, may rely upon any action taken or document executed by the applicable Manager or any director, officer, or employee of the Manager without duty of further inquiry, and may assume that such Manager or any director, officer, or employee of the Manager has the requisite power and authority to take the action or execute the document in question.

(b)	Investments. All investments by the Company or any Series, including the purchase of any property to be held by such Series, shall be made on such terms and conditions as the Manager may determine.

SECTION 5.4. Indemnification. To the fullest extent permitted by law, and subject to the limitations set forth in this Section, and with, in each case, the Manager’s prior approval: (a) the Company shall indemnify the Manager and any director, officer, or employee of the Manager for the entirety of any Adverse Consequences that a Manager or any director, officer, or employee of the Manager may suffer including, but not limited to, any Manager or any director, officer, or employee of the Manager who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (“Proceeding”), any appeal therein, or any inquiry or investigation preliminary thereto, solely by reason of the fact that he or she is or was a Manager or any director, officer, or employee of the Manager and was acting within scope of duties or under the authority of the Member or Series Members; (b) the Company shall pay, and advance or if the foregoing is not practicable, reimburse the Manager or any director, officer, or employee of the Manager for expenses incurred by him or her (1) in advance of any disposition of a Proceeding to which such Manager or any director, any director, officer, or employee of the Manager, or employee of the Manager was, is or is threatened to be made a party, and (2) in connection with his or her appearance as a witness or other participation in any Proceeding. Such indemnification shall also include reasonable counsel fees. The Company may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to the Manager and any director, officer, or employee of the Manager under the preceding sentence. The rights provided by this Section shall not be exclusive of any other right under any law, provision of the Certificate of Formation, this Agreement, the Act or otherwise. Notwithstanding the foregoing, this indemnity shall not apply to actions constituting gross negligence, willful misconduct or bad faith, or involving a material breach of this Agreement or the duties set forth herein, which breach, in the Manager’s reasonable opinion, causes a substantial loss to the Company, but shall apply to actions constituting simple negligence. The Company may purchase and maintain insurance to protect itself and any Manager, any director, officer, employee or agent of the Manager, whether or not the Company would have the power to indemnify such Person under this Section. This indemnification obligation shall be limited to the assets of Company, and no Member shall be required to make a Capital Contribution in respect thereof.

SECTION 5.5. Reliance by Third Parties. Any Person may rely upon a certificate signed by the Manager as to (a) the identity of the Manager or the Member; (b) any factual matters relevant to the affairs of the Company or any Series; (c) the Persons who are authorized to execute and deliver any document on behalf of the Company generally or with respect to any Series or on behalf of any Series; or

(d)       any action taken or omitted by the Company or any Series, the Manager or the Member with respect to the business of the Company or any Series.

SECTION 5.6. Expenditures by the Company. The Manager shall reimburse the Company for any costs that may be expended by the Company.

ARTICLE VI

CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

SECTION 6.1. Member Capital Contributions. The Member shall make Capital Contributions to the Company in its sole discretion as to timing and amount.

ARTICLE VII

ALLOCATIONS AND DISTRIBUTIONS

SECTION 7.1. Profits and Losses. All profits and losses of the Company shall be allocated to the Member. For purposes of clarification, profits and losses of a Series shall not be allocated pursuant to this Section 7.1, but rather shall be for the account of such Series.

SECTION 7.2. Distributions. Except as otherwise provided in Article VIII hereof (relating to the dissolution of Series), any distributions of any Series will be made to the Series Members associated with the Series in accordance with the Separate Series Operating Agreement. In the event the Company has assets not associated with a Series that the Manager determines are not necessary to satisfy current or anticipated liabilities of the Company, the Manager may, in its sole discretion, distribute any or all such assets to the Member.

SECTION 7.3. Accounting Method. The Company, for accounting and income tax purposes, shall operate on a fiscal year ending December 31, and shall make such tax elections and use such methods of depreciation as shall be determined by the Manager. The books and records of the Company will be kept on a GAAP basis in accordance with sound accounting practices.

SECTION 7.4. Interest on and Return of Capital Contributions. The Member shall not be entitled to interest on its Capital Contributions or to return of any of its Capital Contributions, and except as may be set forth in a Separate Series Operating Agreement for any Series, no Series Member will be entitled to interest on any of its Capital Contributions or to return of any of its Capital Contributions.

SECTION 7.5. Loans to Company. Nothing in this Agreement will prevent the Member or any Series Member from making secured or unsecured loans to any Series by agreement with the Company with respect to the Series.

SECTION 7.6. Records, Audits and Reports. At the expense of the relevant Series, the Manager shall maintain separate and distinct records and accounts of the operations and expenditures of the Series as the Manager, in its sole discretion, determines to be necessary, proper or advisable.

SECTION 7.7. Tax Matters. The Member shall timely furnish to the Manager any U.S. federal income tax form or certification (including, without limitation, an Internal Revenue Service Form W-9, together with any applicable attachments thereto) that the Manager may request and shall update or replace such form or certification in accordance with its terms or its subsequent amendments.

SECTION 7.8. Tax Classification. It is the intention of the parties hereto that the Company (but not the Series, which are intended to be classified as separate corporations) be disregarded as an entity, separate from the Member for federal income tax purposes, and the provisions of this Agreement will be interpreted in a manner consistent with the intention. The Company, the Member and each Series shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. No election will be filed with the Internal Revenue Service (or the tax authorities of any State) to have the Company treated as an association taxable as a corporation for income tax purposes without the prior consent of the Manager and the consent of Person who has been a Member in any period to which such classification would apply.

ARTICLE VIII

DISSOLUTION OF SERIES; DISSOLUTION OF THE COMPANY

SECTION 8.1. Dissolution of the Company.

(a)	The Company shall be dissolved upon any of the following events:

(i)	the determination by the Manager, acting in its sole discretion;

(ii)	the dissolution of the last remaining Series; or

(iii)	the entry of a decree of judicial dissolution under Section 18-218 of the Act.

(b)	Upon the dissolution of the Company as provided herein, the Company shall be wound up by winding up each Series in the manner provided by Section 8.3.

SECTION 8.2. Dissolution of a Series.

(a)	A Series will be dissolved as provided in each of the Separate Series Operating Agreements.

(b)	The dissolution and winding up of a Series will not, in of itself, cause a dissolution of the Company or the dissolution of any other Series. The dissolution of a Series will not affect the limitation on liabilities of the Series or any other Series provided by this Agreement, the Separate Series Operating Agreements, the Certificate of Formation and the Act.

SECTION 8.3. Winding Up, Liquidation and Distribution of Assets of a Series Upon Termination of The Series.

(a)	Upon termination of a Series, the Series’ affairs shall be wound up and the proceeds of liquidation of the assets of such Series distributed as provided in each of the Separate Series Operating Agreements.

(b)	The Manager and the Series Members associated with a Series shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Series and the final distribution of its assets.

(c)	Upon the liquidation of the Company, in the event the Company has assets not associated with a Series such assets shall be distributed, first, to creditors of the Company, including a Member that is a creditor, to the extent otherwise permitted by law, in satisfaction (whether by payment or the making of reasonable provision for payment thereof) of all debts, liabilities, obligations and expenses of the Company not associated with a Series (including, without limitation, expenses incurred in connection with the liquidation of the Company), and second, to the Member.

SECTION 8.4. Certificate of Cancellation.

(a)	If a dissolution of the Company occurs and all debts, liabilities, obligations and expenses of the Company and each Series have been satisfied (whether by payment or reasonable provision for payment) and all of the remaining property and assets of each Series have been distributed, a certificate of cancellation will be executed and filed with the Secretary of State of the State of Delaware in accordance with the Act.

(b)	Upon cancellation of the Certificate of Formation by the filing of a certificate of cancellation or otherwise, the Company and each Series will dissolve, and this Agreement and each Separate Series Operating Agreement will terminate.

SECTION 8.5. Returns of Contributions Nonrecourse to Members. Except as otherwise provided by applicable laws, upon dissolution of a Series, each Series Member will look solely to the assets of the Series for the return of its Capital Contributions made to the Series, and if the assets of the Series remaining after satisfaction (whether by payment or reasonable provision for payment) of the debts, liabilities, obligations and expenses of the Series are insufficient to return such Capital Contributions, such Series Member will have no recourse against any other Series, the Company, the Manager or the Member or Series Member, except as otherwise provided by law.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1. Notices. All notices and other communications provided for herein must be in writing and must be delivered by hand or overnight courier service, mailed by certified or registered mail, or e- mailed, (a) if to the Manager, to the address of the Manager set forth below its name on the signature page hereto (as the address may be updated from time to time in accordance with Section 4.1(a)), or (b) if to a Member, the address of the Member set forth on Schedule A. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, will be deemed to have been given when received (except that, if not given during normal business hours for the recipient, will be deemed to have been given at the opening of business on the next Business Day for the recipient).

SECTION 9.2. Binding Effect. This Agreement is binding upon and inures to the benefit of the Manager and the Member and, to the extent permitted by this Agreement, their respective legal representatives, successors and permitted assigns.

SECTION 9.3. Governing Law. This Agreement and the rights of the parties hereunder, will be construed pursuant to the laws of the State of Delaware, without regard to conflict of laws principles.

SECTION 9.4. Waiver of Action for Partition. The Member and each Series Member irrevocably waives during the existence of the Company any right that it may have to maintain any action for partition with respect to the property of the Company or any Series.

SECTION 9.5. Amendments. Except as otherwise provided by this Agreement, this Agreement may not be amended except in writing by the Manager.

SECTION 9.6. Execution of Additional Instruments. The Member and each Series Member hereby agrees to execute such other and further statements of interests and holdings, designations and other instruments necessary to comply with any laws, rules or regulations as may be determined by the Manager, in its sole discretion.

SECTION 9.7. Construction. Whenever the singular number is used in this Agreement and when required by the context, the same will include the plural and vice versa, and the masculine gender will include the feminine and neuter genders and vice versa.

SECTION 9.8. Waivers. The failure of any party hereto to seek redress for default of or to insist upon the strict performance of any covenant or condition of this Agreement or any Separate Series Operating Agreement will not prevent a subsequent act that would have originally constituted a default from having the effect of an original default.

SECTION 9.9. Severability. If any provision or term of this Agreement or any Separate Series Operating Agreement is found to be invalid, void or unenforceable, the remainder of the provisions of this Agreement and the Separate Series Operating Agreements will remain in full force and effect and will in no way be affected, impaired or invalidated. It is the intent of the parties hereto for the terms and conditions of this Agreement and each Separate Series Operating Agreement to be interpreted to the greatest extent possible so as to remain valid and enforceable, and any provision or term of this Agreement or any Separate Series Operating Agreement found by a court to be invalid, void or unenforceable will be rewritten by the court pursuant to this intent.

SECTION 9.10. Counterparts. This Agreement may be signed in multiple counterparts, all of which are hereby deemed an original and will constitute one instrument.

SECTION 9.11. Integration. This Agreement (together with the Separate Series Operating Agreements, as applicable) constitute the entire agreement between and among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior agreements and understandings pertaining thereto.

SECTION 9.12 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any Separate Series Operating Agreement or any provision hereof or thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused their signatures, or the signatures of their duly authorized representatives, to be set forth below as of the day and year first above written.

MANAGER:
LANDA HOLDINGS, INC.

By:	/s/ Yishai Cohen
Name:	Yishai Cohen
Title:	Chief Executive Officer and President
Mailing Address:	Landa Holdings, Inc.
6 W. 18th Street
New York, NY 10011

INITIAL MEMBER:
LANDA HOLDINGS, INC.

By:	/s/ Yishai Cohen
Name:	Yishai Cohen
Title:	Chief Executive Officer and President
Mailing Address:	Landa Holdings, Inc.
6 W. 18th Street
New York, NY 10011

THE COMPANY:
LANDA APP 2 LLC

By: LANDA HOLDINGS, INC., as Manager

By:	/s/ Yishai Cohen
Name:	Yishai Cohen
Title:	Chief Executive Officer and President

Mailing Address:	Landa Holdings, Inc.
6 W. 18th Street
New York, NY 10011

[Signature Page to Limited Liability Company Agreement]

SCHEDULE A

Landa App 2 LLC

List of Members

Member Name	Address	Capital Contribution	Interest
Landa Holdings, Inc.	6 W. 18th Street	$10.00	100%
	New York, NY 10011
Total			100%